Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of March 6, 2012 (as amended, supplemented or modified from time to time, this “Agreement”), is made by COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation (the “Pledgor”), in favor of FIFTH THIRD BANK (the “Bank”). Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

BACKGROUND STATEMENT

A. The Pledgor and the Bank are parties to a Credit Agreement, dated as of even date herewith (as amended, modified or supplemented from time to time, the “Credit Agreement”), which is incorporated herein by reference thereto, providing for the availability of a $8,000,000 revolving line of credit and a $700,000 term loan (each, a “Loan” and collectively, the “Loans”) to the Pledgor upon the terms and conditions set forth therein.

B. As a condition to the making of the Loans, and issuing the Letters of Credit, to the Pledgor under the Credit Agreement, the Pledgor has agreed, by executing and delivering this Agreement, to secure the payment in full of its obligations under the Credit Agreement and the other Credit Documents. The Bank is relying on this Agreement in its decision to extend credit to the Pledgor under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Pledgor.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the Obligations (as defined in the Credit Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to enter in to the Credit Agreement and make the Loans and issue the Letters of Credit, the Pledgor and the Bank, for themselves, their successors and assigns, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. Any terms not defined in this Agreement will have the meanings given thereto in the Credit Agreement. Terms that are defined in the Uniform Commercial Code (as hereinafter defined) and not defined in the Credit Agreement are used in this Agreement as so defined. In addition, the following terms have the meanings set forth below:

“Collateral” means and includes the property and property rights of Pledgor described on Schedule I.

“Prior Security Interest” means, to the extent a security interest can be perfected and prioritized by filing under the Uniform Commercial Code, a continuing enforceable perfected security interest under the Uniform Commercial Code which is prior and superior to all Liens and the rights of all third parties in the Collateral except as may otherwise be provided in the Credit Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may be in effect from time to time in the State of South Carolina; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in another jurisdiction, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1 Pledge and Grant of Security Interest. To secure the prompt and complete payment, performance and observance of the Secured Obligations (as hereinafter defined), the Pledgor hereby pledges, assigns and delivers to the Bank and grants to the Bank a Lien upon and continued security interest under the Uniform Commercial Code in all of its right, title and interest in and to the Collateral and agrees that upon filing of all applicable Uniform Commercial Code financing statements with the appropriate offices (based on the information set forth in Schedule II and Schedule III to this Agreement), the Lender shall have a Prior Security Interest in and to such Collateral. The Collateral is intended to be all personal property of the Borrower, whether or not within the scope of the Uniform Commercial Code.

2.2 Security for Secured Obligations. This Agreement and the Collateral secure the full and prompt payment, performance and observance at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of the Pledgor, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, under, arising out of or in connection with the this Agreement, the Credit Agreement, the other Credit Documents to which it is or hereafter becomes a party, and/or any Rate Management Agreement to which the Pledgor and the Bank (or any of the Bank’s affiliates) are parties, including, without limitation: (a) all Obligations, including, without limitation, all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by the Pledgor under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Pledgor seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), (b) all obligations of the Pledgor to the Bank under any Rate Management Agreement to which the Pledgor and the Bank (or any of the Bank’s affiliates) are parties; (c) all obligations under or in connection with any deposit account, lockbox, overdraft protection, automated clearing house service, corporate, purchasing and other multi-card services, or other cash management service provided to the Borrower; (d) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due; and (e) all fees, costs and expenses payable by the Pledgor under Section 6.1 (the liabilities and obligations of the Pledgor described in this Section 2.2, collectively, the “Secured Obligations”).

2.3 Security Interests Absolute. All rights of the Bank and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any Secured Obligation or any other document evidencing or securing such Secured Obligation (including, without limitation the Credit Agreement, the Notes, any other Credit Documents and/or any Rate Management Agreement to which the Pledgor and the Bank or any of the Bank’s affiliates are parties) by operation of law or otherwise;

(ii) any modification or amendment or supplement to any document evidencing or securing any Secured Obligation (including, without limitation the Credit Agreement, the Notes, any other Credit Documents and/or any Rate Management Agreement to which the Pledgor and the Bank or any of the Bank’s affiliates are parties);

(iii) any release, non-perfection or invalidity of any direct or indirect security for any Secured Obligation;

(iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Pledgor or its assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;

(v) the existence of any claim, set-off or other right which the Pledgor may have at any time against the Bank or any other corporation or person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Pledgor for any reason of any Secured Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by the Pledgor of the Secured Obligations;

(vii) any failure by the Bank (A) to file or enforce a claim against the Pledgor (in a bankruptcy or other proceeding), (B) to give notice of the existence, creation or incurrence by the Pledgor of any new or additional indebtedness or obligation under or with respect to the Secured Obligations, (C) to commence any action against the Pledgor, or (D) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or

(viii) any other act or omission to act or delay of any kind by the Pledgor or the Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Pledgor’s obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Pledgor hereby represents and warrants as follows:

3.1 Ownership of Collateral. The Pledgor owns, or has valid rights as a lessee or licensee with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Bank, and except for other Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and the Pledgor has not filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Bank as secured party, (ii) as may be required by the Securities and Exchange Commission, and (iii) as may be otherwise permitted by the Credit Agreement.

3.2 Security Interests; Filings. This Agreement, together with the filing, with respect to the Pledgor, of duly completed and executed Uniform Commercial Code financing statements naming the Pledgor as debtor, the Bank as secured party, and describing the Collateral, in the jurisdictions set forth with respect to the Pledgor on Schedule II hereto (which filing is hereby authorized by the Pledgor) creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Bank, superior and prior to the rights of all other Persons therein (except for Permitted Liens), to the extent a security interest therein can be perfected by such filings and, with respect to Accounts where the account debtor is the United States, a State, or any department, agency or instrumentality of the United States or a State, to the extent of compliance with the Federal Assignment of Claims Act of 1940, as amended, or with any similar or applicable state or local law.

3.3 Locations. Schedule III lists, as to the Pledgor, (i) its exact legal name, (ii) the jurisdiction of its incorporation or organization, its federal tax identification number, and (if applicable) its organizational identification number, (iii) the addresses of its chief executive office and each other place of business, and (iv) the address of each location at which any Inventory (other than Goods in transit) owned by the Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2. Except as may be otherwise noted therein, all locations identified on Schedule III are leased by the Pledgor. The Pledgor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Schedule III, and the Pledgor has not entered into any contract or granted any Lien within the past five (5) years under any name other than its legal corporate name or a trade or fictitious name indicated on Schedule III.

3.4 Authorization; Consent. The execution, delivery and performance by the Pledgor of this Agreement require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Pledgor, except for disclosure filings with the Securities and Exchange Commission.

3.5 No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on the Pledgor’s ability to grant to the Bank a Lien upon and security interest in the Collateral pursuant to this Agreement or (except for the provisions of the federal Anti-Assignment Act (41 U.S.C. 15), as amended and the Anti-Claims Act (31 U.S.C. 3727), as amended) on the exercise by the Bank of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on the Pledgor’s ability to grant such Lien and security interest, except with respect to Collateral secured by Permitted Liens.

3.6 Accounts. Each Account is, or at the time it arises will be, (i) a bona fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of Goods or services by the Pledgor, (ii) subject to no offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by the Pledgor in the ordinary course of business and warranties provided by applicable law, (iii) to the extent listed on any schedule of Accounts at any time furnished to the Bank, a true and correct statement of the amount actually and unconditionally owing thereunder, maturing as stated in such schedule and in the invoice covering the transaction creating such Account, and (iv) not evidenced by any other instrument; or if so, such other instrument (other than invoices and related correspondence and supporting documentation) shall promptly be duly endorsed to the order of the Bank and delivered to the Bank to be held as Collateral hereunder. To the knowledge of the Pledgor, there are no facts, events or occurrences that would in any way impair the validity or enforcement of any Accounts except as set forth above.

3.7 Documents of Title. No bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory in transit in the ordinary course of business to a location set forth on Schedule III or to a customer of the Pledgor.

3.8 Instruments; Chattel Paper; Letter-of-Credit Rights. Pledgor does not own or have any rights in any instruments, chattel paper or letter-of-credit rights.

ARTICLE IV

COVENANTS

The Pledgor agrees that so long as any Secured Obligation remains unpaid:

4.1 Use and Disposition of Collateral. So long as no Event of Default shall have occurred and be continuing, the Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that the Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for any security interest created in favor of the Bank (including, without limitation, the security interest created hereunder) and except as may be otherwise expressly permitted in accordance with the terms of this Agreement, the Credit Agreement or the other Credit Documents (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Bank).

4.2 Change of Name, Locations, etc. The Pledgor will not (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Schedule III, (iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Schedule III (whether by merger or otherwise), or (iv) remove any Collateral (other than Mobile Goods and Goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Schedule III, or keep or maintain any Collateral at a location not listed on Schedule III, unless in each case the Pledgor has (A) given twenty (20) days’ prior written notice to the Bank of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Bank may reasonably request, and (B) delivered to the Bank ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Bank, all in form and substance satisfactory to the Bank, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Bank, in order to perfect and maintain the Lien upon and security interest in the Collateral.

4.3 Records; Inspection.

(a)	The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, and will furnish to the Bank from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Bank may reasonably request.

(b)	The Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, permit the Bank to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its executive officers and independent accountants and take any other actions necessary for the protection of the interests of the Bank in the Collateral.

4.4 Accounts. Unless notified otherwise by the Bank in accordance with the terms hereof, the Pledgor shall endeavor to collect its Accounts and all amounts owing to it thereunder in the ordinary course of its business consistent with past practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, at the request of the Bank, take such action as the Bank may deem necessary or advisable (within applicable laws) to enforce such collection. The Pledgor shall not, except to the extent done in the ordinary course of its business consistent with past practice and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Account, or (iv) allow any credit or discount on any Account. The Pledgor shall promptly inform the Bank of any disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto involving, in each case, any material amount, where the Pledgor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

4.5 Delivery of Certain Collateral. All certificates or Instruments representing or evidencing any Accounts or other Collateral shall be delivered promptly to the Bank pursuant hereto to be held as Collateral hereunder, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Bank, and in each case together with such other instruments or documents as the Bank may reasonably request.

4.6 Inventory. The Pledgor will, in accordance with sound business practices, maintain all Inventory held by it or on its behalf in good saleable or useable condition. Unless notified otherwise by the Bank in accordance with the terms hereof, the Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, process, use and, in the ordinary course of business but not otherwise, sell its Inventory.

4.7 Collateral in Possession of Third Party. Without limiting the generality of any other provision of this Agreement, the Pledgor agrees that it shall not permit any Collateral to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee or other Person shall have been notified of the security interest created by this Agreement (or, if required under applicable law in order to perfect the Bank’s security interest in such Collateral, such bailee or other Person shall have acknowledged to the Bank in writing that it is holding such Collateral for the benefit of the Bank and subject to such security interest and to the instructions of the Bank) and the Pledgor shall have exercised its reasonable best efforts to obtain from such bailee or other Person, at the Pledgor’s sole cost and expense, the written acknowledgement described above (if not already required by applicable law to perfect the Bank’s security interest) and agreement to waive and release any Lien (whether arising by operation of law or otherwise) it may have with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Bank.

4.8 Change in Law. The Pledgor will promptly notify the Bank in writing of any change in law known to it (and will use its best efforts to become aware of any such change in law) which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests or (ii) requires or will require a change in the procedures to be followed in order to maintain and protect the validity, perfection and priority of the security interests.

4.9 Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)	Pledgor shall notify Bank immediately if it knows or has reason to know that any application or registration relating to any Patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Pledgor’s ownership of any Patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

(b)	In no event shall Pledgor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Bank prior written notice thereof, and, upon request of Bank, Pledgor shall execute and deliver any and all other documents and instruments as the Bank may request to evidence Bank’s Lien on such Patent, trademark or copyright, and the General Intangibles of Pledgor relating thereto or represented thereby.

(c)	Pledgor shall take all actions necessary or requested by Bank to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d)	In the event that any of the Patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Pledgor shall notify Bank promptly after Pledgor learns thereof. Pledgor shall, unless it shall reasonably determine that such Patent, trademark or copyright Collateral is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Bank shall deem appropriate under the circumstances to protect such Patent, trademark or copyright Collateral.

(e)	So long as no Event of Default shall exist, notwithstanding anything in this Section 4.9 or Section 4.10 to the contrary, Pledgor shall not be required to register any Patent, trademark or copyright so long as the Borrower is taking reasonable steps to ensure that each such Patent, trademark or copyright is otherwise protected.

4.10 Protection of Security Interest; Further Assurances. The Pledgor will, at its expense and in such manner and form as the Bank may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Bank may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Bank to exercise and enforce its rights hereunder with respect to any of the Collateral. Pledgor hereby irrevocably authorizes the Bank at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial

Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Pledgor is an organization, the type of organization and any organization identification number issued to Pledgor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Pledgor agrees to furnish any such information to the Bank promptly upon request. Pledgor also ratifies its authorization for the Bank to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE V

GENERAL AUTHORITY; REMEDIES

5.1 General Authority. The Pledgor hereby irrevocably appoints the Bank and any officer or agent thereof, with full power of substitution, upon the occurrence and continuance of an Event of Default (except as otherwise set forth in clause (v) below), as its true and lawful attorney-in-fact, in the name of the Pledgor or its own name, for the sole use and benefit of the Bank, but at the Pledgor’s expense, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and, without limiting the foregoing, the Pledgor hereby gives the Bank the power and right on its behalf, without notice to or further assent by the Pledgor to do the following:

(i) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments taken or received by the Pledgor as, or in connection with, the Collateral;

(ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or in connection with the Collateral;

(iii) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof, as fully and effectually as if the Bank were the absolute owner thereof; and

(v) to do, at its option, but at the expense of the Pledgor, at any time or from time to time, all acts and things which the Bank deems necessary to protect or preserve the Collateral and to realize upon the Collateral; provided, however, the filing of financing statements as the Bank deems appropriate, including executing such financing statements and amendments thereto and continuation statements in the name of the Pledgor where required by law may be exercised at any time.

5.2 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Bank shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Pledgor agrees to be commercially reasonable:

(a)	To notify any or all account debtors or obligors under any Accounts or other Collateral of the security interest in favor of the Bank created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Bank or to an account designated by the Bank; and in such instance and from and after such notice, all amounts and proceeds received by the Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Bank hereunder, shall be segregated from the other funds of the Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Bank in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

(b)	To take possession of, receive, endorse, assign and deliver, in its own name or in the name of the Pledgor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to the Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of the Pledgor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as the Pledgor might have done;

(c)	To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(d)	To notify any or all depository institutions with which any Deposit Accounts are maintained and which Deposit Accounts are subject to control in favor of the Bank to remit and transfer all monies, securities and other property on deposit in such Deposit Accounts or deposited or received for deposit thereafter to the Bank, for deposit in a Collateral Account or such other accounts as may be designated by the Bank, for application to the Secured Obligations as provided herein;

(e)	To require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Bank forthwith, assemble all or any part of the Collateral as directed by the Bank and make it available to the Bank at a place designated by the Bank;

(f)	To enter and remain upon the premises of the Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of the Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Bank or any designated agent for such time as the Bank may desire, in order to effectively collect or liquidate the Collateral; and

(g)	To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Capital Stock may be listed, at public or private sale, at any of the Bank’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Bank may deem satisfactory. If any of the Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Bank. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Bank to marshal any assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Bank shall give the Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is commercially reasonable. The Bank shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Bank may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

5.3 Application of Proceeds.

(a)	All proceeds collected by the Bank upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Bank hereunder, shall be applied as follows:

(i) first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Bank and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Bank, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Collateral, and any other unreimbursed expenses for which the Bank is to be reimbursed pursuant to Section 6.1;

(ii) second, after payment in full of the amounts specified in clause (i) above, to payment of the Secured Obligations; and

(iii) finally, after payment in full of the amounts specified in clauses (i) and (ii) above, any surplus then remaining shall be paid to the Pledgor, or its successors or assigns, or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)	The Pledgor shall remain liable to the extent of any deficiency between the amount of all proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement. Upon any sale of any Collateral hereunder by the Bank (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Bank or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Bank or such officer or be answerable in any way for the misapplication thereof.

5.4 Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash proceeds of the Collateral. Such proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Bank shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Bank. Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right to apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 5.3.

5.5 Grant of License. The Pledgor hereby grants to the Bank an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Pledgor) to use, license or sublicense any Intellectual Property now owned or licensed or hereafter acquired or licensed by the Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Bank shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Bank shall be exercised, at the option of the Bank, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Bank in accordance herewith shall be binding upon the Pledgor notwithstanding any subsequent cure of an Event of Default.

5.6 Waivers. The Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Bank’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Bank, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Bank to marshal any Collateral or other assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

ARTICLE VI

MISCELLANEOUS

6.1 Indemnity and Expenses. The Pledgor agrees:

(a)	To indemnify and hold harmless the Bank and each of its respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)	To pay and reimburse the Bank upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Bank may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Article V), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 6.1 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments under the Credit Agreement and the termination of this Agreement or any other Credit Document.

6.2 No Waiver. The Bank’s failure at any time or times hereafter to require strict performance by the Pledgor of any of the provisions of this Agreement shall not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance therewith and with respect to any other provision of this Agreement, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions of this Agreement shall be deemed to have been waived by any act or knowledge of the Bank, its agents, officers or employees except by an instrument in writing signed by an officer of the Bank and directed to the Pledgor specifying such waiver.

6.3 Binding Effect. This Agreement and all other instruments and documents executed and delivered pursuant hereto or in connection herewith shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

6.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws and judicial decisions of the State of South Carolina without giving effect to the conflict of laws principles thereof, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of South Carolina.

6.5 Survival of Agreement. All representations and warranties of the Pledgor and all obligations of the Pledgor contained herein shall survive the execution and delivery of this Agreement.

6.6 Pre-Filing and Filing of Financing Statements. By execution of this Agreement, the Pledgor (a) expressly authorizes the Bank to prepare and file or cause to be filed such Uniform Commercial Code financing statements (including attached schedules, exhibits, and addenda) as the Bank may deem reasonably necessary to perfect the security interests and liens granted herein and (b) hereby ratifies and confirms that the Bank was and is authorized to file all such Uniform Commercial Code financing statements (including attached schedules, exhibits, and addenda) prior to the execution and delivery of this Agreement, and hereby ratifies any such filings.

6.7 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until all of the Secured Obligations have been paid and finally discharged in full (the “Termination Requirements”), (ii) be binding upon and enforceable against the Pledgor and its successors and assigns; provided, however, that the Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Bank, and (iii) inure to the benefit of and be enforceable by the Bank and its successors and assigns. Upon any sale or other disposition by the Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Bank, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such documents and instruments evidencing such release or termination as the Pledgor may reasonably request and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Bank (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession).

6.8 Notice. Except as otherwise provided herein, notice to the Pledgor or to the Bank shall be given or delivered in the manner set forth in Section 8.4 of the Credit Agreement.

6.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.10 Captions. The captions to the sections of this Agreement have been inserted for convenience only and shall not limit or modify any of the terms hereof.

6.11 Counterparts. This Agreement may be executed in two or more counterparts, which when assembled shall constitute one and the same agreement.

6.12 Amendments and Waivers. Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Pledgor and the Bank.

6.13 Conflict of Terms. The terms of this Agreement and the terms of the Credit Agreement shall be construed and interpreted to the full extent possible to give effect to all such terms. In the event of any conflict between the terms of this Agreement and the Credit Agreement, the terms of the Credit Agreement shall control.

[The remainder of this page is left blank intentionally]

IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written by the duly authorized officers of the parties hereto.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name: Nancy K. Hedrick
Title: Chief Financial Officer

ACCEPTED AND AGREED TO AS OF

THE DATE FIRST ABOVE WRITTEN:

FIFTH THIRD BANK

By:
Name: Charles H. Arndt
Title: Market Executive

Signature Page to Security Agreement

Computer Software Innovations, Inc.

IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written by the duly authorized officers of the parties hereto.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:
Name: Nancy K. Hedrick
Title: Chief Executive Officer

ACCEPTED AND AGREED TO AS OF

THE DATE FIRST ABOVE WRITTEN:

FIFTH THIRD BANK

By:	/s/ Charles H. Arndt
Name: Charles H. Arndt
Title: Market Executive

SCHEDULE I

COLLATERAL DESCRIPTION

PLEDGOR:	COMPUTER SOFTWARE INNOVATIONS, INC.
SECURED PARTY:	FIFTH THIRD BANK

All personal property owned by Pledgor and all personal property in which Pledgor has a property interest, both presently existing and hereafter created, written, produced, developed, acquired and arising, of every nature, kind and description, wherever located and notwithstanding in whose custody and possession any of the foregoing may be at any time or times, including, but not limited to:

(i) all accounts, as-extracted collateral, cash proceeds, chattel paper, commercial tort claims, deposit accounts, documents, equipment, farm products, fixtures, financial assets, general intangibles, goods, instruments, inventory, investment property, letter of credit rights, letters of credit, money, non-cash proceeds, proceeds, intellectual property, software, supporting obligations and other personal property, both now existing and hereafter existing, acquired and arising, owned by Pledgor and in which Pledgor has any property rights and benefits, of whatsoever kind and description, wheresoever located and inclusive of property in Pledgor’s constructive possession and control, property in Pledgor’s actual possession and control and property in the possession and control of a third person for and on behalf of Pledgor; and, without limiting the foregoing but in furtherance thereof, the following now existing and hereafter acquired and arising property and property rights and benefits, together with all replacements, substitutions, additions, accessions, products and proceeds thereof and of anything described herein;

(ii) all accounts (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of South Carolina and the Uniform Commercial Code of any other jurisdiction applicable to the Collateral) owned by Pledgor and all accounts in which Pledgor has any rights (including, without limitation, rights to grant a security interest in accounts owned by other persons), both now existing and hereafter owned, acquired and arising and, to the extent not included in the term accounts as so defined after ascribing a broad meaning thereto, all accounts receivable, health-care-insurance receivables, credit and charge card receivables, bills, acceptances, documents, choses in action, chattel paper (both tangible and electronic), promissory notes and other instruments, deposit accounts, license fees payable for use of software, commercial tort claims, letter of credit rights and letters of credit, rights to payment for money or funds advanced or sold other than through use of a credit card, lottery winnings, investment property, rights to payment with respect to investment property, general intangibles and other forms of obligations and rights to payment of any nature, now owing to Pledgor and hereafter arising and owing to the Pledgor, together with (1) the proceeds of all of the accounts and other property and property rights described hereinabove, including all of the proceeds of Pledgor’s rights with respect to any of its goods and services represented thereby, whether delivered or returned by customers, and all rights as an unpaid vendor and lienor, including rights of stoppage in transit and of recovering possession by any proceedings, including replevin and reclamation, and (2) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing;

(iii) all now existing and hereafter acquired software, computer source codes, computer programs embedded in goods that consist solely of the medium in which the program is embedded and other computer programs and supporting information (collectively, the “Software Products”), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing and hereafter arising, United States and foreign, obtained and to be obtained on or in connection with the Software Products, and any parts thereof and any underlying and component elements of the Software Products, together with the right to copyright and all rights to renew and extend such copyrights and the right (but not the obligation) of Bank to sue in its own name and in the name of Pledgor for past, present and future infringements of copyright;

(iv) all now existing and hereafter acquired goods, including, without limitation, fixtures, equipment and inventory;

(v) all now existing and hereafter arising rights in oil, gas or other minerals before extraction;

(vi) all now existing and hereafter arising guarantees and other supporting obligations, together with the security therefor;

(vii) all now existing and hereafter arising copyrights, trademarks, service marks, trade names and service names and the goodwill associated therewith;

(viii) all now existing and hereafter arising (a) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein; (b) licenses pertaining to any patent whether Pledgor is licensor or licensee; (c) income, royalties, damages, payments, accounts and accounts receivable now due and those hereafter arising and due under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (d) the right (but not the obligation) to sue for past, present and future infringements thereof; (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for; and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the “Patents”);

(ix) all now existing and hereafter arising accessions, products and proceeds, including, without limitation, insurance proceeds and condemnation proceeds, of any and all of the foregoing property and property rights;

(x) All general intangibles (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of South Carolina and the Uniform Commercial Code of any other jurisdiction applicable to the Collateral) of Pledgor, whether now existing or hereafter owned, acquired or arising, or in which Pledgor now has or hereafter acquires any rights, and, to the extent not included in the term general intangibles as so defined after ascribing a broad meaning thereto, all now existing and hereafter acquired things in action, payment intangibles, rights to payment of loan funds not evidenced by chattel paper or an instrument, contract rights, causes of action, business records, inventions, designs, patents, patent applications, software, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties and other supporting obligations, tax refund claims, claims under letters-of-credit and all letter-of-credit rights, rights and claims against carriers and shippers, leases, claims under insurance policies, condemnation proceeds, all rights to indemnification and all other intangible personal property of every kind and nature, together with the proceeds of all of the general intangibles and other property and property rights described hereinabove; and all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing;

(xi) All equipment (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of South Carolina, and the Uniform Commercial Code of any other jurisdiction applicable to the Collateral) of Pledgor, whether now existing or hereafter owned, acquired or arising, or in which Pledgor now has or hereafter acquires any rights, including, without limitation, equipment now in Pledgor’s possession and control, equipment in transit, equipment in storage and equipment hereafter acquired by way of replacement, substitution, addition or otherwise, and, to the extent not included in the term equipment as so defined after ascribing a broad meaning thereto, all now existing and hereafter acquired furniture, furnishings, fixtures (including, without limitation, those located at, upon or about, or attached to, the real estate described herein), machinery, parts, supplies, apparatus, appliances, patterns, molds, dies, blueprints, fittings and computer systems and related hardware and software of every description, together with (i) the proceeds and products of all of the equipment and other property and property rights described hereinabove, including, without limitation, insurance proceeds and condemnation proceeds, (ii) all books and records, abstracts of title, leases and all other contracts and agreements relating thereto or used in connection therewith and (iii) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing; and

(xii) All inventory (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of South Carolina and the Uniform Commercial Code of any other jurisdiction applicable to the Collateral) owned by Pledgor and all inventory in which Pledgor has any rights (including, without limitation, rights to grant a security interest in inventory owned by other persons), both now existing and hereafter owned, acquired and arising, including, without limitation, inventory in transit, inventory in the constructive possession and control of Pledgor, inventory in the actual possession and control of Pledgor and inventory held by others for Pledgor’s account; and, to the extent not included in the term inventory as so defined after ascribing a broad meaning thereto, all now existing and hereafter acquired goods manufactured or acquired for sale or lease, and any piece goods, raw materials, as extracted collateral, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of Pledgor or which may contribute to the finished product or to the sale, promotion and shipment thereof by Pledgor and by others on the account of Pledgor, together with (i) the proceeds and products of all of the inventory and other property and property rights described hereinabove, (ii) all additions and accessions thereto and replacements and substitutions therefore, (iii) all documents related thereto and (iv) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing.

SCHEDULE II

JURISDICTIONS FOR

UNIFORM COMMERICAL CODE FILINGS

Legal Name	Filing Location
Computer Software Innovations, Inc.	Secretary of State – Delaware

SCHEDULE III

PRINCIPAL PLACE OF BUSINESS;

LOCATIONS OF COLLATERAL; FICTITIOUS NAMES

Computer Software Innovations, Inc.

Jurisdiction of Incorporation/Organization:	Delaware

Federal Tax ID no.:	98-0216911

Organizational ID no.:	N/A

Chief Executive Office Address:	900 East Main Street, Suite T Easley, South Carolina 29640

Records Related to Collateral:	South Carolina

Locations of Inventory:	900 East Main Street, Suite T Easley, South Carolina 29640

903A East Main Street Easley, South Carolina 29640

5509-B West Friendly Avenue Greensboro, North Carolina 27410

650 Clinic Drive, Suite 1150 Mobile, Alabama 36608

440 Knox Abbott Dr., Suite 425 Cayce, SC 29033

Other places of business:	900 East Main Street, Suite T Easley, South Carolina 29640

903A East Main Street Easley, South Carolina 29640

5509-B West Friendly Avenue Greensboro, North Carolina 27410

650 Clinic Drive, Suite 1150 Mobile, Alabama 36608

440 Knox Abbott Dr. Suite 425 Cayce, SC 29033

Trade/fictitious or prior corporate names (last five years):	CSI Technology Outfitters

Names used in tax filings (last five years):